Exhibit 10.1

FIRST AMENDMENT TO
MASTER REPURCHASE AGREEMENT and FIRST AMENDMENT TO FEE LETTER
FIRST AMENDMENT TO MASTER REPURCHASE AGREEMENT AND FIRST AMENDMENT TO FEE LETTER, dated as of May 12, 2016 (this “Amendment”), by and between Barclays Bank PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”), RFT BB Loan, LLC (formerly known as ARC RFT BB Loan, LLC), a limited liability company organized under the laws of the State of Delaware, as seller (together with its successors and permitted assigns, “Seller”) and Realty Finance Trust, Inc. (formerly known as ARC Realty Finance Trust, Inc.), a corporation organized under the laws of the State of Maryland, as guarantor (“Guarantor”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Purchaser and Seller are parties to (i) that certain Master Repurchase Agreement, dated as of September 5, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Repurchase Agreement” and as amended by this Amendment, the “Repurchase Agreement”) and (ii) that certain Fee Letter, dated as of September 5, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Fee Letter” and as amended by this Amendment, the “Fee Letter”);
WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of Seller and Guarantor derives benefits, directly and indirectly, from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated by the Repurchase Agreement and the other Transaction Documents;
WHEREAS, in connection with the Repurchase Agreement, Guarantor made that certain Guaranty, dated as of September 5, 2014, for the benefit of Purchaser (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Guaranty”); and
WHEREAS, Purchaser, Seller and Guarantor desire to make certain modifications to the Existing Repurchase Agreement and the Existing Fee Letter and to enter into the additional agreements set forth herein.
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
AMENDMENTS
Section 1. Amendments to the Existing Repurchase Agreement.

(a)Article 3(i) of the Existing Repurchase Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:
Provided that all of the extension conditions listed in clause (ii) below (collectively, the “Termination Date Extension Conditions”) shall have been satisfied, Purchaser may, in its sole discretion, extend the then-current Termination Date (each, a “Current Termination Date”), for a period not to exceed six (6) additional months (each, an “Extension Period”).
(b)Article 3(i)(ii)(A) of the Existing Repurchase Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:
(A)    Seller shall have delivered to Purchaser written notice of its request to extend the Current Termination Date at least sixty (60) days, but not more than one hundred twenty (120) days, prior to the Current Termination Date.
Section 2. Amendments to the Existing Fee Letter.

(a)Section 1 of the Existing Fee Letter is hereby amended by deleting the definition of “Spread” in its entirety and replacing it with the following:
“Spread” shall mean, with respect to a Transaction involving a Purchased Asset, the sum of (a)(i) so long as no Event of Default shall have occurred and be continuing, the interest rate per annum set forth in the column entitled “Spread” in the Pricing Matrix for the applicable type of Purchased Asset or (ii) after the occurrence and during the continuance of an Event of Default, the rate per annum equal to the rate per annum set forth in clause (a) above plus 5%, plus (b) with respect to each Pricing Rate Period beginning with the Pricing Rate Period that started on March 15, 2016, 0.50%.
(b)The definition of “Exit Fee” in Section 1 of the Existing Fee Letter is hereby amended by deleting clause (ii) of the proviso therein and replacing it with “(ii) [reserved]”.

ARTICLE II.
OTHER AGREEMENTS
(a)On or prior to the date hereof, Seller shall pay to Purchaser, by wire transfer of immediately available funds, a non-refundable fee in the amount of U.S. $800,000.
(b)On or prior to the Remittance Date occurring on May 16, 2016, Seller shall pay to Purchaser, by wire transfer of immediately available funds, an amount equal to all accreted and unpaid Purchase Price Differential resulting from the modification of the Spread in accordance with the terms set forth herein, which amount shall be deemed earned on the date hereof.
(c)Seller, Guarantor and Purchaser agree that, as of the date hereof, the Termination Date Extension Conditions were satisfied with respect to the current Extension Period and the “Current Termination Date” under the Repurchase Agreement shall be September 6, 2016.
(d)Seller, Guarantor and Purchaser agree that, as of the date hereof, the “Repurchase Date” for each existing Purchased Asset under the Repurchase Agreement shall be September 6, 2016.

ARTICLE III.
REPRESENTATIONS
(a)Each of Seller and Guarantor hereby represents and warrants (as to itself) to Purchaser that, as of the date hereof:
(i)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of formation or organization;
(ii)it is duly authorized to execute and deliver this Amendment and to perform its obligations under this Amendment and the other Transaction Documents to which it is a party, as modified hereby, and has taken all necessary action to authorize such execution, delivery and performance;
(iii)the execution, delivery and performance of this Amendment of the other Transaction Documents to which it is a party, as modified hereby, will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;
(iv)the person signing this Amendment on its behalf is duly authorized to do so on its behalf;
(v)this Amendment has been duly executed and delivered by it;
(vi)this Amendment and each other Transaction Document to which it is a party, as modified hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity;
(vii)no consent, license, permit, notice, approval or authorization of, or registration, filing or declaration or other actions with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Amendment or any other Transaction Document to which it is a party, as modified hereby; and
(b)Seller hereby represents and warrants to Purchaser that, as of the date hereof, all representations and warranties made by it in Article 9 of the Existing Repurchase Agreement (other than those contained in Article 9(b)(xiv)(D) of the Existing Repurchase Agreement) are true and correct.
(c)Guarantor hereby represents and warrants to Purchaser that, as of the date hereof, all representations and warranties made by it in Article IV of the Guaranty are true and correct.

ARTICLE IV.
CONDITIONS PRECEDENT

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent on or before the date hereof:
(a)The representations and warranties of Seller and Guarantor set forth herein shall be true, correct, complete and accurate in all respects as of the date hereof;
(b)Seller shall have paid to Purchaser the amounts set forth in Article 2(a) above; and
(c)Seller shall have paid or reimbursed all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of counsel, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment and other costs and expenses due and payable as of the date hereof pursuant to Article 25(b) of the Repurchase Agreement.

ARTICLE V.
GOVERNING LAW

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE VI.
MISCELLANEOUS

(a)Limitations. This Amendment shall not constitute, and shall not be construed as, a waiver of any right or remedy of Purchaser under the Repurchase Agreement. All such rights and remedies are hereby expressly reserved by Purchaser.

(b)Full Agreement. This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof.
(c)Amendment. This Amendment may not be amended or otherwise modified, waived or supplemented except by an instrument in writing signed by the parties hereto.
(d)Severability. Each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(e)Binding Agreement; Successors and Assigns. This Amendment shall inure to the benefit of and the obligations hereunder shall be binding upon the parties hereto and their respective successors and assigns.
(f)Headings. The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(g)Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures (such as PDF files) shall constitute original signatures and are binding on all parties.
(h)Transaction Document. This Amendment, the Existing Repurchase Agreement, as amended by this Amendment, and the Existing Fee Letter, as amended by this Amendment, are each a Transaction Document. Except as expressly amended or modified hereby, the Existing Repurchase Agreement, the Existing Fee Letter and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.
BARCLAYS BANK PLC, as Purchaser

By:	/s/ Michael Birajiclian
Name: Michael Birajiclian
Title: Authorized Signatory

RFT BB LOAN, LLC, as Seller

By:	/s/ Peter M. Budko
Name: Peter M. Budko
Title: Chief Executive Officer

REALTY FINANCE TRUST, INC., as Guarantor

By:	/s/ Peter M. Budko
Name: Peter M. Budko
Title: Chief Executive Officer